EXHIBIT 99.2

Acquires Carrols Restaurant Group, Inc. (NASDAQ: TAST) January 16, 2024 1

Safe Harbor Statement

This presentation includes certain disclosures which contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of the Canadian securities laws, including but not limited to those statements related to the Merger, including financial estimates and statements as to the expected timing, completion and effects of the Merger. We refer to all of these as forward-looking statements. Forward-looking statements are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements can generally be identified by the use of words such as "believe", "anticipate", "expect", "intend", "estimate", "plan", "continue", "will", "may", "could", "would", "target", "potential" and other similar expressions. Forward-looking statements, including statements regarding the Merger, are based on RBI's current expectations and assumptions, including RBI's beliefs and expectations about the benefits sought to be achieved in RBI's proposed acquisition of Carrols and the potential effects of the acquisition on both RBI and Carrols. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and uncertainties.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the completion of the Merger on the anticipated terms and timing, including obtaining required stockholder approval by Carrols' stockholders, required regulatory approvals, and the satisfaction of other conditions to the completion of the Merger; (ii) the risk that competing offers or acquisition proposals will be made; (iii) potential litigation relating to the Merger that could be instituted against RBI, Carrols or Carrols' directors, managers or officers, including the effects of any outcomes related thereto; (iv) the ability of Carrols to retain and hire key personnel; (v) potential adverse reactions or changes to Carrols' business relationships resulting from the announcement or completion of the Merger; (vi) legislative, regulatory and economic developments; (vii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect Carrols' financial performance; (viii) negative effects from the pendency of the Merger; (ix) the risk that synergies and other benefits from the Merger may not be fully realized or may take longer to realize than expected, (x) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger; and (xii) the effects and continued impact of the COVID-19 pandemic, the war in Ukraine, conflict in the Middle East and related macro-economic pressures, such as inflation, rising interest rates and currency fluctuations on our results of operations, business, liquidity, prospects and restaurant operations and those of our franchisees and other risks and uncertainties set forth under the headings "Special Note Regarding Forward Looking Statements" and "Risk Factors" in RBI's and Carrols' most recent Annual Reports on Form 10-K for the fiscal year ended December 31, 2022 and January 1, 2023, respectively, and other materials that we from time to time file with, or furnish to, the Securities and Exchange Commission (the "SEC") or file with Canadian securities regulatory authorities.

There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. RBI does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect RBI. The information in this presentation is proprietary information of Burger King Company LLC.

This presentation makes reference to Carrols Restaurant Group EBITDA and Adjusted EBITDA. EBITDA represents net income (loss) before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted to exclude impairment and other lease charges, stock-based compensation expense, restaurant pre-opening costs, executive transition, non-recurring litigation and other professional expenses, and other income, net.

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Transaction Overview

Consideration, Funding & Structure

- Transaction price of $9.55 per Carrols Restaurant Group (TAST) share, in an all-cash transaction
- ~$1 billion total enterprise value (EV) representing a 6.6x EV / 2024E EBITDA[1] multiple
- Expect to fund with ~$200 million of cash on hand and ~$750 million of debt[2]
- Newly formed subsidiary of Burger King Company will merge into TAST
- Expected to close in the second quarter of 2024, subject to customary closing conditions and regulatory approvals, including "majority of the minority" approval of TAST stockholders

TAST Shareholders

- Certainty of value given all-cash consideration and ~23% premium vs. 30-day VWAP[3]

RBI Shareholders

- Expect the deal to be relatively neutral to Adjusted Diluted Earnings per Share
- Significantly accelerates Burger King modernization efforts and enables future transition to smaller operators who live in the communities they serve

1) Based on CapIQ consensus estimates for 2024 Adjusted EBITDA.
2) RBI has secured a financing commitment.
3) Volume-weighted average price as of January 12, 2024.

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Carrols Restaurant Group Overview

- Owns and operates 1,022 Burger King® (BK) restaurants, representing ~15% of the U.S. system, and 60 Popeyes® (PLK) restaurants
- Diversified portfolio spanning 23 states with approximately 65% of restaurants in suburban locations
- Strong network of committed and experienced restaurant managers, development leads, and field support teams
- Anticipating strong year-end 2023 results including Adjusted EBITDA at "the high end or slightly above the high end" of previously provided range of $145 million to $149 million(1)


BK Only
BK and PLK

$1.85 billion *Restaurant Sales(2)*	**~$1.7 million** *Burger King Average Restaurant Sales(2)*	**~$142 million** *Adjusted EBITDA(2)*	**~35%** *Modern Image*

1) Represents preliminary 2023 results as announced by Carrols on January 8, 2024.
2) Represents trailing-twelve months ended October 1, 2023.
Source: Carrols Restaurant Group, Inc. public company filings. Burger King Company internal r360 data source.

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Proprietary Information of Burger King Company LLC. TM and Copyright 2024 Burger King Company LLC 61% 53% 50% 60% 80% 89% 90% Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 6.1 6.0 5.9 4.9 4.0 4.1 3.9 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 5 1) TTM stands for trailing - twelve months. See Appendix for Non - GAAP reconciliation. Source: Carrols Restaurant Group, Inc. public company filings. Burger King Company internal r360 data source. Carrols has a Proven Track Record of Success Strong Carrols BK Comparable Sales (SSS) and Improving Same Store Traffic (SST) Robust “TTM” Adjusted EBITDA Growth (1) Improvement in All Complaints Ratio Vast Majority of BK Restaurants Operating at “A” and “B” Franchise Success Letter Grades % of Carrols BK Restaurants Operating at A or B Letter Grades Carrols BK Restaurants All Complaints Ratio Evolution $66 $52 $51 $62 $89 $118 $142 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 SSS 1.6% 2.8% 4.9% 6.2% 11.7% 10.4% 8.1% 7.2% SST (7.5%) (6.4%) (5.5%) (6.2%) (1.1%) (2.0%) 0.3% 2.9% $ in millions

Proprietary Information of Burger King Company LLC. TM and Copyright 2024 Burger King Company LLC 6 Transaction Furthers Reclaim the Flame Goals Burger King to invest approximately $500 million to fully modernize Carrols system by 2028 Accelerate pace of Carrols remodels from 45 planned in 2024 to 120 per year on average over the next five years Investment in remodels to be funded by Carrols’ operating cash flow Burger King to set the example for image modernization through its Carrols and company owned restaurants Reclaim the Flame investment and Carrols remodel acceleration set Burger King system on path for substantial majority of restaurants to be in modern image by 2028 Accelerate Modern Image Transition to More Diversified Franchisee Base Carrols brings extensive team of experienced, strong operators Future refranchising of Carrols’ restaurants provides opportunity to increase number of franchisees who live in the communities they serve Burger King expects to complete refranchising of restaurants in 5 to 7 years Post - refranchising, Burger King plans to maintain a portfolio of a couple hundred company restaurants for strategic innovation, training, and operator development purposes

Appendix

Non-GAAP Reconciliation

Net Income to Adjusted EBITDA ($s in thousands)	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23
Net Income (Loss)	($7,168)	($9,559)	($9,902)	($16,400)	($21,269)	($26,476)	($8,697)	($19,130)	$864	$14,954	$12,618
Provision (Benefit) from Income Taxes	(2,661)	(32)	(1,469)	(997)	(6,009)	(6,121)	(2,712)	14,053	1,142	604	3,634
Interest Expense	6,726	6,942	7,724	7,399	7,436	7,636	7,896	7,873	8,233	7,667	7,189
Depreciation and Amortization	20,609	20,421	20,101	19,667	19,542	20,071	19,284	19,171	18,718	18,559	18,291
EBITDA	**$17,506**	**$17,772**	**$16,454**	**$9,669**	**($300)**	**($4,890)**	**$15,771**	**$21,967**	**$28,957**	**$41,784**	**$41,732**
Impairment and Other Lease Charges	353	144	784	3,189	496	18,176	1,196	2,009	1,340	2,749	1,591
Acquisition Costs	—	292	108	(2)	—	—	—	—	—	—	—
Stock-Based Compensation Expense	1,469	1,614	1,458	1,693	1,941	936	940	1,085	1,097	1,002	1,870
Pre-Opening Costs [1]	29	—	30	16	45	44	84	119	—	4	—
Executive Transition, Litigation and Other Professional Expenses [2]	282	232	801	363	1,918	403	1,436	20	798	104	316
Loss on Extinguishment of Debt	—	8,538	—	—	—	—	—	—	—	—	—
Other Income, net [3]	227	715	(1,053)	(1,075)	202	439	(1,750)	183	(1,506)	(1,319)	(3,638)
Adjusted EBITDA	**$19,866**	**$29,307**	**$18,582**	**$13,853**	**$4,302**	**$15,108**	**$17,677**	**$25,383**	**$30,686**	**$44,324**	**$41,871**
Trailing-Twelve Months Adjusted EBITDA	—	—	—	—	**$66,044**	**$51,845**	**$50,940**	**$62,470**	**$88,854**	**$118,070**	**$142,264**

1) Pre-opening costs include training, labor and occupancy costs incurred during the construction of new restaurants.
2) Executive transition, litigation and other professional expenses include executive recruiting, severance and transition costs, costs pertaining to lawsuits and other non-recurring professional expenses.
3) Examples of Other Income, net include gains or losses on disposal of assets or sale leaseback transactions, settlements, and insurance recoveries. Please refer to Carrols public filings for specific detail on a quarterly basis.
Source: Carrols Restaurant Group, Inc. public filings. The Company uses a 52 or 53 week fiscal year that ends the Sunday closest to December 31.

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